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                                                                    Exhibit 23.1


                       Consent of KPMG Peat Marwick LLP

     The Board of Directors
     Cardinal Bancshares, Inc.:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


     /s/ KPMG Peat Marwick LLP

     Lexington, Kentucky
     October 10, 1996












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